UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C.  20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
Date of Report (Date of earliest event reported):  July 14, 2008

CALTON, INC.
(Exact name of registrant as specified in its charter)

New Jersey	1-8846	22-2433361
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification Number)

2050 40th Avenue, Suite One
Vero Beach, Florida 32960
(Address of principal executive offices, including zip code)

Registrant’s telephone number, including area code: (772) 794-1414

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2 (b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4 (c) under the Exchange Act (17 CFR 240.13e-4 (c))

ITEM 4.01.	Changes in Registrant’s Certifying Accountant.

On July 14, 2008, Aidman, Piser & Company, P.A. (“Aidman Piser”) resigned as our independent registered public accounting firm.  Aidman Piser’s practice was acquired by Cherry, Bekaert & Holland, L.L.P. (“Cherry Bekaert”) in a transaction pursuant to which Aidman Piser merged its operations into Cherry Bekaert and certain of the professional staff and partners of Aidman Piser joined Cherry Bekaert either as employees or partners of Cherry Bekaert and will continue to practice as members of Cherry Bekaert.  The Audit Committee of our Board of Directors is currently evaluating whether to engage Cherry Bekaert as our independent registered public accounting firm for the fiscal year ending November 30, 2008, and we expect to make an announcement with regard to this matter in the near future.

The report of Aidman Piser regarding our financial statements for the past two fiscal years ended November 30, 2007 and 2006 did not contain any adverse opinion or disclaimer of opinion and was not qualified or modified as to uncertainty, audit scope or accounting principles, except that substantial doubt was raised as to our ability to continue as a going concern.  During the two most recent fiscal years and during the period from the end of the most recently completed fiscal year through July 14, 2008, the date of resignation, there were no disagreements with Aidman Piser on any matter of accounting principles or practices, financial statement disclosure or auditing scope or procedures, which disagreements, if not resolved to the satisfaction of Aidman Piser would have caused it to make reference to such disagreements in its reports.

We provided Aidman Piser with a copy of this Current Report on Form 8-K prior to its filing with the Securities and Exchange Commission and requested that Aidman Piser furnish the Company with a letter addressed to the Securities and Exchange Commission stating whether it agrees with the statements set forth above in this Item 4.01 and, if it does not agree, the respects in which it does not agree.  A copy of the letter, dated August 5, 2008, is filed as Exhibit 16.1 to this Report.

ITEM 9.01.	Financial Statements and Exhibits.

16.1	Letter from Aidman, Piser & Company, P.A.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Calton, Inc.
(Registrant)

By:	/s/ Vicky F. Savage
Vicky F. Savage
Acting Chief Financial Officer and Treasurer
(Principal Financial and Accounting Officer)

Dated:  August 5, 2008

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